UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 31, 2015
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Appointment of Officer

On December 31, 2015, the board of directors of Kaiser Aluminum Corporation (the “Company”) appointed Keith A. Harvey as President and Chief Operating Officer.

Mr. Harvey, 56, served as the Company's Executive Vice President - Fabricated Products since June 2014. He previously served as Senior Vice President - Sales & Marketing, Aerospace & General Engineering from June 2012 to June 2014 and Vice President - Sales & Marketing, Aerospace & General Engineering Products from 2000 to June 2012. Mr. Harvey joined the Company in 1981 as an industrial engineer at the Company's rolling mill in West Virginia. He subsequently held increasingly responsible positions in engineering and sales at several locations of the Company and was named a vice president in 1994. He holds a Bachelor of Science degree in Industrial Engineering from West Virginia University.

Amended Employment Agreement with Jack A. Hockema

On December 31, 2015, the Company and Mr. Hockema, amended and restated Mr. Hockema’s employment agreement (the “Amended Agreement”) to extend the term from December 31, 2016 through December 31, 2018.

The preceding description of the Amended Agreement is a summary and is qualified in its entirety by the Amended Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release announcing the appointment and the extension of the Amended Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement, dated as of December 31, 2015, between the Company and Jack A. Hockema.
99.1	Press Release dated January 5, 2016.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Vice President, Deputy General Counsel and Corporate Secretary
Date: January 5, 2016